UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2012

ARNO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-52153	52-2286452
(Commission File Number)	(IRS Employer Identification No.)

200 Route 31 North, Suite 104

Flemington, NJ 08822

(Address of principal executive offices and Zip Code)

(862) 703-7170

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Securities Purchase Agreement

As previously reported in a Current Report on Form 8-K filed by Arno Therapeutics, Inc. (the “Company”) with the Securities and Exchange Commission on November 27, 2012 (the “Prior Form 8-K”), the Company entered into a Securities Purchase Agreement dated November 26, 2012 (the “Purchase Agreement”) with certain purchasers identified therein (the “Purchasers”) pursuant to which the Company agreed to sell, and the Purchasers agreed to purchase, the Company’s 8% Senior Convertible Debentures due November 26, 2015 (the “Debentures”) in the aggregate principal amount of $12,705,000, and two series of warrants representing the right to purchase an aggregate of 84,700,000 shares of the Company’s common stock (the “Warrants” and together with the Debentures, the “Securities”). The initial closing under the Purchase Agreement was completed on November 26, 2012, and the Purchase Agreement provided that the Company was permitted to conduct a second closing on or prior to December 14, 2012. On December 13, 2012, the Company and Purchasers holding two-thirds of the Debentures issued at the initial closing entered into an amendment to the Purchase Agreement to extend the final date by which the second closing could be conducted to December 18, 2012.

Completion of Second Closing under Purchase Agreement

On December 18, 2012, the Company completed a second closing under the Purchase Agreement, as amended, pursuant to which it issued and sold to certain investors identified in such agreement an aggregate of $2,152,200 of additional principal amount of Debentures and Warrants to purchase an aggregate of 14,348,002 shares of the Company’s common stock. Each of the purchasers at the December 18, 2012 closing were added as parties to both the Purchase Agreement and the Registration Rights Agreement that the Company and the investors at the initial closing entered into on November 26, 2012, as described in the Prior Form 8-K, which is incorporated herein by reference. The terms of the Securities issued to the investors at the second closing under the Purchase Agreement are described in the Prior Form 8-K, except that the maturity date of the Debentures issued at the second closing is December 18, 2015.

On December 19, 2012, the Company issued a press release announcing the issuance and sale of the Debentures and Warrants at the second closing, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Placement Agent Engagement

Maxim Group LLC (“Maxim Group”) served as the Company’s placement agent in connection with the sale of the Securities pursuant to an engagement agreement dated May 30, 2012, as amended on November 27, 2012 (the “Engagement Agreement”). As compensation for its services, and pursuant to the Engagement Agreement, the Company paid Maxim Group aggregate cash commissions of $1,035,000 in connection with the sale of the Securities issued at both closings under the Purchase Agreement. In addition, the Company also issued to Maxim Partners LLC, an affiliate of Maxim Group, 60,000 shares of its common stock and 5-year warrants to purchase 2,270,000 shares of common stock at an exercise price of $0.33 per share. The terms of such warrants are substantially identical to the terms of the Warrants issued to the purchasers under the Purchase Agreement, except that the warrants issued to Maxim Partners LLC (i) do not contain certain provisions requiring an adjustment to the exercise price if the Company makes issuances of common stock at a per share price less than the warrant exercise price and (ii) provide that they may be exercised on a cashless basis (net exercise) at any time during their term.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

The disclosures set forth above under Item 1.01 of this report are incorporated by reference hereto.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference. The offer and sale of the Securities sold at the second closing on December 18, 2012, as well as the shares of common stock and warrants issued to Maxim Partners LLC constituted a private placement under Section 4(2) of the Securities Act of 1933, as amended, in accordance with Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
99.1	Press release of Arno Therapeutics, Inc. dated December 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2012

Arno Therapeutics, Inc.

By:	/s/ Glenn R. Mattes
Glenn R. Mattes President and Chief Executive Officer

Index to Exhibits Filed with this Report

Exhibit No.	Description
99.1	Press release of Arno Therapeutics, Inc. dated December 19, 2012.